Joint Filer


NAME: DANIEL B. ZWIRN

ADDRESS:    c/o D.B. Zwirn & Co., L.P.
            745 Fifth Avenue, 18th Floor
            New York, NY 10151

DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER AND TICKER SYMBOL: Israel Growth Partners Acquisition Corp. (IGPAB)

DATE OF EVENT REQUIRING STATEMENT: March 11, 2008

                             JOINT FILER INFORMATION

NAME: D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, LTD.

ADDRESS:   c/o  GlobeOp Financial Services LLC ("GlobeOp")
           156 West 56th Street, 6th Floor
           New York, NY 10019

DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER AND TICKER SYMBOL: Israel Growth Partners Acquisition Corp. (IGPAB)

DATE OF EVENT REQUIRING STATEMENT: March 11, 2008

                             JOINT FILER INFORMATION

NAME: D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.

ADDRESS:    c/o D.B. Zwirn & Co., L.P.
            745 Fifth Avenue, 18th Floor
            New York, NY 10151

DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER AND TICKER SYMBOL: Israel Growth Partners Acquisition Corp. (IGPAB)

DATE OF EVENT REQUIRING STATEMENT: March 11, 2008

                            JOINT FILER INFORMATION

NAME: ZWIRN HOLDINGS, LLC

ADDRESS:  c/o D.B. Zwirn & Co., L.P.
          745 Fifth Avenue, 18th Floor
          New York, NY 10151

DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER AND TICKER SYMBOL: Israel Growth Partners Acquisition Corp. (IGPAB)

DATE OF EVENT REQUIRING STATEMENT: March 11, 2008

                            JOINT FILER INFORMATION

NAME: DBZ GP, LLC

ADDRESS:  c/o D.B. Zwirn & Co., L.P.
          745 Fifth Avenue, 18th Floor
          New York, NY 10151

DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER AND TICKER SYMBOL: Israel Growth Partners Acquisition Corp. (IGPAB)

DATE OF EVENT REQUIRING STATEMENT: March 11, 2008